UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 11, 2018

DD’s Deluxe Rod Holder Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-216143	61-1748028
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 402, Unit 1, Building 1, No. 1 Huaxing Street, Zhengxiang District,
Hengyang City, Hunan Province, China

(Address of principal executive offices)

+86 18974731107

(Registrant’s telephone number, including area code)

505 W. Riverside Avenue, Suite 563

Spokane, WA 99201

Tel: (306) 716-5372

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On April 11, 2018, as a result of a private transaction, 1,000,000 shares of common stock (the “Shares”) of DD’s Deluxe Rod Holder Inc. (the “Company”), has been transferred from Desmond Deschambeault to Liu Ling (the “Purchaser”). The consideration paid for the Shares, which represent 25% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $100,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, Desmond Deschambeault released the Company from all debts owed.

Moreover, Liu Ling acquired another 1,200,000 shares from the non-affiliate shareholders, which represents 30% of the issued and outstanding share capital of the Company on a fully-diluted basis. The consideration paid for the Shares was $122,040.72. The source of the cash consideration for the Shares was personal funds of the Purchaser. These two transactions resulted in the Purchaser acquiring a total of 55% of the issued and outstanding share capital of the Company on a fully-diluted basis, which caused a change in control of the Company.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on April 11, 2018, the existing director and officer resigned immediately. Accordingly, Desmond Deschambeault, serving as the sole director and as the only officer, ceased to be the Company’s President, Treasurer, Secretary and Director. At the effective date of the transfer, Ms. Liu Ling has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Ms. LIU Ling, age 35, obtained a post-secondary certificate and graduated from Hengyang Hunan Commercial Technology School, major in Hotel Management in 2002.

Since December 2008, Ms. LIU has commenced her work at Hunan Zhong Feng Property Investment and Development Limited, as a general manager of housekeeping department. She has provided services in elderly-care industry for nearly ten years after her graduation; and got an exposure of elderly-care industry. In daily operation, she needs to cope with incidental situations and staff management. In her previous management, she was a manager in different hotels, who played an important role in the human resources management and catering management.

After 15 years’ experience in elderly-care work, Ms. LIU has been appointed as a Chief Executive Officer, President, Secretary, Treasure and Chairman of Board of Directors in April 11, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	WAIVER AND CONSENT TO ACTIONS IN LIEU OF A SPECIAL MEETING OF THE DIRECTOR OF DD’S DELUXE ROD HOLDER, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 16, 2018

DD’s Deluxe Rod Holder Inc.

/s/ LIU LING
By:	LIU Ling
Title:	President

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	WAIVER AND CONSENT TO ACTIONS IN LIEU OF A SPECIAL MEETING OF THE DIRECTOR OF DD’S DELUXE ROD HOLDER, INC.